UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On December 20, 2010, Colony Financial, Inc. (the “Company”) sold 2,750,000 shares of its common stock, par value $0.01 per share, at a price per share of $20.25, to certain institutional investors in a private placement (the “2010 Private Placement”). In connection with the 2010 Private Placement, the Company agreed that, if at any time prior to December 20, 2011, it issues shares of its common stock in an offering for cash at a gross price less than $20.25 per share (as adjusted as set forth in the purchase agreement entered into in connection with the 2010 Private Placement), the Company would be obligated to issue (without any additional payment to the Company) an additional number of shares of the Company’s common stock (or pay an equivalent amount of cash, or a combination of cash and shares of the Company’s common stock, at the option of the Company) to those investors that participated in the 2010 Private Placement in an amount necessary to reduce the aggregate purchase price paid by such investors with respect to the common stock of the Company they purchased in the 2010 Private Placement and continue to hold upon the closing of such subsequent offering (the “Adjusted Common Stock”) to the purchase price paid by participants in any such offering. As a result of the Company’s recent public offering of an aggregate of 15,350,000 shares of its common stock at a gross price of $18.50 per share, the Company issued to certain investors an aggregate of 175,000 shares of common stock (the “Anti-Dilution Shares”) and paid an aggregate of $162,500 of cash to such investors (such cash payment, together with the Anti-Dilution Shares, the “Anti-Dilution Payment”). As a result of the Anti-Dilution Payment, the deemed purchase price in the 2010 Private Placement of the Adjusted Common Stock has now been reset to $18.50 per share. Accordingly, if, at any time prior to December 20, 2011, the Company issues additional shares of its common stock in an offering for cash, the Company will be obligated to make future anti-dilution payments only to the extent that the gross price per share in such future offering is less than $18.50 per share (subject to adjustment as set forth in the purchase agreement) rather than the initial purchase price of $20.25 per share. Any such future anti-dilution payments in connection with the 2010 Private Placement will be made in the form of cash rather than shares of the Company’s common stock. After giving effect to the recent public offering and the issuance of the Anti-Dilution Shares, the Company had issued and outstanding 32,909,000 shares of its common stock.

The issuance of the Anti-Dilution Shares is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D promulgated under the Securities Act (“Regulation D”). Each of the investors that received an Anti-Dilution Payment has represented to the Company that it is an “accredited investor’ as defined in Regulation D and that the Shares are being acquired for investment purposes. The Company has not engaged in a general solicitation or advertising with regard to the issue of the Anti-Dilution Shares and has not offered securities to the public in connection with this issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2011	COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer and Secretary